Exhibit (c)(18)

   STRICTLY PRIVATE & CONFIDENTIAL  Discussion Materials Goldman Sachs & Co. LLCSeptember 26th, 2020  Goldman Sachs does not provide accounting, tax, or legal advice. Notwithstanding anything in this document to the contrary, and except as required to enable compliance with applicable securities law, you (and each of your employees, representatives, and other agents) may disclose to any and all persons the US federal income and state tax treatment and tax structure of the transaction and all materials of any kind (including tax opinions and other tax analyses) that are provided to you relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind.  Project William  WORKING DRAFT FOR DISCUSSION

     STRICTLY PRIVATE & CONFIDENTIAL  2  Disclaimer  These materials have been prepared and are provided by Goldman Sachs on a confidential basis solely for the information and assistance of the senior management of the Recipient (the "Company") in connection with its consideration of the matters referred to herein. These materials and Goldman Sachs’ presentation relating to these materials (the “Confidential Information”) may not be disclosed to any third party or circulated or referred to publicly or used for or relied upon for any other purpose without the prior written consent of Goldman Sachs. The Confidential Information was not prepared with a view to public disclosure or to conform to any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and Goldman Sachs does not take any responsibility for the use of the Confidential Information by persons other than those set forth above. Notwithstanding anything in this Confidential Information to the contrary, the Company may disclose to any person the US federal income and state income tax treatment and tax structure of any transaction described herein and all materials of any kind (including tax opinions and other tax analyses) that are provided to the Company relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind. The Confidential Information has been prepared by the Investment Banking Division of Goldman Sachs and is not a product of its research department.Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, any other party to any transaction and any of their respective affiliates or any currency or commodity that may be involved in any transaction. Goldman Sachs’ investment banking division maintains regular, ordinary course client service dialogues with clients and potential clients to review events, opportunities, and conditions in particular sectors and industries and, in that connection, Goldman Sachs may make reference to the Company, but Goldman Sachs will not disclose any confidential information received from the Company.The Confidential Information has been prepared based on historical financial information, forecasts and other information obtained by Goldman Sachs from publicly available sources, the management of the Company or other sources (approved for our use by the Company in the case of information from management and non-public information). 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The analyses contained in the Confidential Information do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold or purchased. Goldman Sachs’ role in any due diligence review is limited solely to performing such a review as it shall deem necessary to support its own advice and analysis and shall not be on behalf of the Company. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses, and Goldman Sachs does not assume responsibility if future results are materially different from those forecast.The Confidential Information does not address the underlying business decision of the Company to engage in any transaction, or the relative merits of any transaction or strategic alternative referred to herein as compared to any other transaction or alternative that may be available to the Company. The Confidential Information is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of such Confidential Information and Goldman Sachs assumes no responsibility for updating or revising the Confidential Information based on circumstances, developments or events occurring after such date. The Confidential Information does not constitute any opinion, nor does the Confidential Information constitute a recommendation to the senior management, any security holder of the Company or any other person as to how to vote or act with respect to any transaction or any other matter. The Confidential Information, including this disclaimer, is subject to, and governed by, any written agreement between the Company or any committee thereof, on the one hand, and Goldman Sachs, on the other hand.  WORKING DRAFT FOR DISCUSSION

     STRICTLY PRIVATE & CONFIDENTIAL  Overview of Revised Proposed Transaction  StructureAll figures on a per share basis, unless noted differently  Key Transaction Terms Illustration of Purchase Price at Different Book Value ChangesFixed price of $30.00 per shareBuyer Group walkaway right if closing book value per share is below $30.00, where closing book value is defined as starting book value per share (of $42.28) adjusted for unrealized and realized gains/losses in the non- investment grade portfolio— P/BV for this purposes is defined as $30.00 divided by the closing book value per share, which is based on starting book value ($42.28), and changes would be only related to unrealized and realized gains/losses of the non-investment grade portfolio    Source: William VDR documents, William BVPS of $42.28 based on Project William presentation from Morgan Stanley dated 24-Sep-2020 1 Changes in non-investment grade portfolio applied to an assumed non-investment grade portfolio value of $1.5bn, as per Morgan Stanley. 2 Implied BVPS based on the signing book value reference date ($42.28).3 Based on changes in BVPS exclusively resulting from unrealized and realized gains / losses in non-investment grade portfolio value between signing book value reference date ($42.28) and closing date, per share. Excludes coupon income.  WORKING DRAFT FOR DISCUSSION          Change in HPS Non-IG  Closing  Change in            Portfolio1  BVPS2  BVPS3  Price  Implied P/BV        (30.0)%  $ 19.62  (53.6)%  NA  NA        (27.5)%  $ 21.51  (49.1)%  NA  NA        (25.0)%  $ 23.40  (44.7)%  NA  NA      BuyerGroup  (22.5)%  $ 25.29  (40.2)%  NA  NA      walkawayright  (20.0)%  $ 27.17  (35.7)%  NA  NA        (17.5)%  $ 29.06  (31.3)%  NA  NA        (16.3)%  $ 30.00  (29.0)%  $ 30.00  1.00 x        (15.0)%  $ 30.95  (26.8)%  $ 30.00  0.97 x        (12.5)%  $ 32.84  (22.3)%  $ 30.00  0.91 x        (10.0)%  $ 34.73  (17.9)%  $ 30.00  0.86 x        (7.5)%  $ 36.62  (13.4)%  $ 30.00  0.82 x        (5.0)%  $ 38.50  (8.9)%  $ 30.00  0.78 x        (2.5)%  $ 40.39  (4.5)%  $ 30.00  0.74 x        0.0%  $ 42.28  0.0%  $ 30.00  0.71 x        3